                              AMENDED AND RESTATED

                                    BYLAWS OF

                           WASHINGTON BANKING COMPANY


                                JANUARY 10, 1997

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                                TABLE OF CONTENTS

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                                                                     PAGE
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
ARTICLE 1 - MEETINGS OF SHAREHOLDERS.................................  1

        Section 1.1  - Shareholder Meetings..........................  1
        Section 1.2  - Annual Meeting................................  1
        Section 1.3  - Special Meetings..............................  1
        Section 1.4  - Notice........................................  1
        Section 1.5  - Quorum........................................  2
        Section 1.6  - Adjournment...................................  2
        Section 1.7  - Chairperson of Meeting........................  2
        Section 1.8  - Secretary of Meeting..........................  2
        Section 1.9  - Conduct of Meetings...........................  2
        Section 1.10 - Consent to Action.............................  2
        Section 1.11 - Voting........................................  2
        Section 1.12 - Proxies.......................................  2
        Section 1.13 - Shareholder Advisor...........................  3
        Section 1.14 - Recording of Proceedings......................  3
        Section 1.15 - Record Date...................................  3
        Section 1.16 - List of Shareholders..........................  3

ARTICLE 2 - DIRECTORS................................................  3

        Section 2.1  - Authority and Size of Board.................... 3
        Section 2.2  - Nomination of Directors........................ 4
        Section 2.3  - Vacancies.....................................  4
        Section 2.4  - Annual Meetings...............................  4
        Section 2.5  - Place of Meetings.............................  4
        Section 2.6  - Regular Meetings..............................  4
        Section 2.7  - Special Meetings..............................  4
        Section 2.8  - Notices.......................................  4
        Section 2.9  - Quorum........................................  5
        Section 2.10 - Attendance by Conference
                             Telecommunication.......................  5
        Section 2.11 - Consent to Action.............................  5
        Section 2.12 - Compensation..................................  5
        Section 2.13 - Manifestation of Dissentt.....................  5

ARTICLE 3 - COMMITTEES OF THE BOARD OF DIRECTORS.....................  6

        Section 3.1  - Committees..................................... 6
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
ARTICLE 4 - OFFICERS AND EMPLOYEES...................................  6

        Section 4.1  - Officers......................................  6
        Section 4.2  - Election......................................  7
        Section 4.3  - Removal and Vacancy...........................  7
        Section 4.4  - Compensation .................................. 7
        Section 4.5  - Exercise of Rights of Stockholders..............7
        Section 4.6  - Duties of Chairperson of the Board............  7
        Section 4.7  - Duties of Vice Chairperson of the Board........ 7
        Section 4.8  - Duties of the President ....................... 8
        Section 4.9  - Duties of Vice President......................  8
        Section 4.10 - Duties of Secretary...........................  8
        Section 4.11 - Duties of Treasurer...........................  9
        Section 4.12 - Other Officers................................  9
        Section 4.13 - Clerks and Agents.............................  9
        Section 4.14 - Extent of Coverage............................. 9

ARTICLE 5 - SHARES AND CERTIFICATES FOR SHARES.........................9

        Section 5.1  - Consideration ..................................9
        Section 5.2  - Stock Certificates............................. 9
        Section 5.3  - Lost Certificates............................. 10
        Section 5.4  - Transfer of Shares............................ 10
        Section 5.5  - Holder of Record.............................. 10
        Section 5.6  - Issuance of Shares............................ 10
        Section 5.7  - Subscriptions................................. 10
        Section 5.8  - Payment of Subscriptions...................... 11
        Section 5.9  - Default in Payment of Subscriptions........... 11

ARTICLE 6 - MISCELLANEOUS PROVISIONS................................. 11

        Section 6.1  - Corporate Seal................................ 11
        Section 6.2  - Fiscal Year................................... 11
        Section 6.3  - Records and Share Register.................... 11

ARTICLE 7 - BYLAWS .................................................. 12

        Section 7.1  - Inspection.................................... 12
        Section 7.2  - Amendments.................................... 12

CERTIFICATE OF ADOPTION...............................................13
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                                    BYLAWS OF

                           WASHINGTON BANKING COMPANY


                                    ARTICLE 1

                            MEETINGS OF SHAREHOLDERS

        SECTION 1.1 - Shareholder Meetings. Shareholder meetings shall be held at the principal office of the corporation, or at such other location within any county in which the corporation has a branch or office, as shall be determined by the Board of Directors and stated in the Notice of Meeting.

        SECTION 1.2 - Annual Meeting. The regular annual meeting of the shareholders for the election of directors and for the transaction of such other business as may properly be brought before the meeting shall be held on such day and at such time following the close of the corporation's fiscal year as shall be determined each year by the Board of Directors, but not later than May 15 of each year. If such annual meeting is omitted by oversight or otherwise during such period, a subsequent annual meeting may nonetheless be held, and any business transacted or elections held at such meeting shall be as valid as if the annual meeting had been held during the period provided above.

        SECTION 1.3 - Special Meetings. Special meetings of the shareholders may be called at any time by the President, or by a majority of the Board of Directors. No business shall be transacted at any special meeting of shareholders except as is specified in the notice calling for said meeting.

        SECTION 1.4 - Notice. Written notice stating the place, day, and hour of the meeting, and in case of a special meeting the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) days nor more than sixty (60) days before the date of the meeting, either personally or by mail to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, postage prepaid, addressed to the shareholder at the shareholder's address as it appears on the stock transfer books of the corporation. Each shareholder shall be responsible for providing the Secretary with the shareholder's current mailing address to which notices of meetings and all other corporate notices may be sent. A shareholder may waive any notice required for any meeting by executing a written waiver of notice either before or after said meeting and such waiver shall be equivalent to the giving of such notice. The attendance of a shareholder at a shareholders' meeting, in person or by proxy, shall constitute a waiver of notice of the meeting.


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        SECTION 1.5 - Quorum. A majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. When a quorum is present at any meeting, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the shareholders, unless otherwise provided by law.

        SECTION 1.6 - Adjournment. A majority of the shares represented at a meeting, even if less than a quorum, may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally stated in the notice of meeting. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

        SECTION 1.7 - Chairperson of Meeting. The Chairperson, or in the
Chairperson's absence, the President, shall preside at all meetings of the shareholders unless the Board of Directors shall otherwise determine. The Board of Directors may appoint any shareholder to act as Chairperson of the meeting.

        SECTION 1.8 - Secretary of Meeting. The Secretary shall act as a secretary at all meetings of the shareholders, and in the Secretary's absence, the presiding officer may appoint any person to act as secretary.

        SECTION 1.9 - Conduct of Meetings. Shareholder meetings shall be conducted in an orderly and fair manner, but the presiding officer shall not be bound by any technical rules of parliamentary procedure.

        SECTION 1.10 - Consent to Action. Any action which may be taken at a meeting of the shareholders, may be taken without a meeting if a consent in writing, setting forth the actions so taken shall be signed by all of the shareholders. Such consent shall have the same force and effect as a unanimous vote at a duly convened meeting.

        SECTION 1.11 - Voting. Each outstanding share shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders.

        SECTION 1.12 - Proxies. At all meetings of shareholders, a shareholder may vote by proxy executed in writing by the shareholder or by the shareholder's duly authorized attorney-in-fact. Such proxy shall be filed with the Secretary of the corporation before or at the time of the meeting. No proxy shall be valid after eleven (11) months from the date of its execution, unless otherwise provided in the proxy.


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        SECTION 1.13 - Shareholder Advisor. A shareholder or holder of a valid proxy may be accompanied at any shareholders' meeting by one personal advisor, but no such advisor may address the meeting without the consent of the presiding officer.

        SECTION 1.14 - Recording of Proceedings. The proceedings of a shareholders' meeting may not be mechanically or electronically recorded other than by the Secretary or acting secretary without the express approval of all individuals in attendance at the meeting.

        SECTION 1.15 - Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders. Such date in any case shall not be more than seventy (70) days and, in case of a meeting of shareholders, not less than ten
(10) days prior to the date on which the particular action requiring such determination of shareholders is to be taken. If no record date is fixed by the Board of Directors, the date on which notice of the meeting is mailed or the date on which the resolution of the Board declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof.

        SECTION 1.16 - List of Shareholders. The Secretary of the corporation shall make a complete record of the shareholders entitled to vote at a meeting of shareholders, or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each as shown on the corporation's stock transfer books on the record date. Such record shall be kept on file at the administrative office of the corporation for a period of ten (10) days prior to the meeting of shareholders. Such record shall be produced and kept open at the time and place of the shareholders' meeting and shall be subject to the inspection of any shareholder during the meeting for any proper purpose.

                                    ARTICLE 2

                                    DIRECTORS

        SECTION 2.1 - Authority and Size of Board. All corporate powers shall be exercised by, or under authority of, and the business and affairs of the corporation shall be managed under the direction of the Board of Directors
(hereinafter sometimes referred to as the "Board"). The number of directors may be increased or decreased from time to time within the limits stated in the Articles of Incorporation. The exact number of directors within such minimum and maximum limits shall be fixed and determined by resolution of the Board of Directors.


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        SECTION 2.2 - Nomination of Directors. Any nomination to the Board of
Directors (other than one proposed by the existing Board of the corporation)
must be made in writing and delivered or mailed to the Chairman or President of the corporation not less than fourteen (14) days nor more than fifty (50) days prior to any meeting of shareholders called for the election of directors;
however, if less than twenty-one (21) days' notice of the meeting is given to shareholders, such nomination shall be mailed or delivered not later than the close of business on the seventh (7th) day following the day on which the notice of meeting was mailed. Any nomination not made in accordance with these provisions may, at the discretion of the Chairman of the meeting, be disregarded.

        SECTION 2.3 - Vacancies. Any vacancy occurring in the Board of
Directors, unless caused by the vote of the shareholders, may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board of Directors. A director elected to fill a vacancy shall be elected for the unexpired term of the director's predecessor in office or until his or her successor shall have been elected and qualified.

        SECTION 2.4 - Annual Meetings. Immediately after the annual meeting of shareholders, the directors shall meet to elect officers and transact any other business.

        SECTION 2.5 - Place of Meetings. Meetings of the Board of Directors, regular or special, may be held within or without this state.

        SECTION 2.6 - Regular Meetings. Regular meetings, at least quarterly, of the Board of Directors shall be held without notice at such time and at such place as the Board may by vote from time to time designate.

        SECTION 2.7 - Special Meetings. Special meetings of the Board of
Directors may be held at any time and at any place whenever called by the Chairperson, the President, or by any three (3) directors.

        SECTION 2.8 - Notices. Notices of special meetings of the Board of Directors stating the date, time, place, and in general terms the purpose or purposes thereof shall be delivered to each director, by mailing written notice at least five (5) days before the meeting or by telephoning, telegraphing or personally advising each director at least three (3) days before the meeting. A special meeting shall be held not more than twenty (20) days after the delivery of said notice. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, postage prepaid, addressed to the director at the address provided to the Secretary. An entry of the service of notice, given in the manner above provided, shall be made in the minutes of the proceedings of the Board of Directors, and such entry, if read and approved at the subsequent meeting of the Board, shall be conclusive on the question of service. Attendance of a director at


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a special meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting was not lawfully called or convened. A director may waive any notice required for any meeting by executing a written waiver of notice either before or after said meeting, and such waiver shall be equivalent to the giving of such notice.

        SECTION 2.9 - Quorum. A majority of the directors shall constitute a quorum for the transaction of business. Unless otherwise provided in these Bylaws, the act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. A majority of those present at the time and place of any regular or special meeting, although less than a quorum, may adjourn from time to time, without further notice, until a quorum shall attend. When a quorum shall attend, any business may be transacted which might have been transacted at the meeting had the same been held on the date stated in the notice of meeting.

        SECTION 2.10 - Attendance by Conference Telecommunication. Members of the Board of Directors may participate in a meeting of such Board by means of a conference telephone or similar communications equipment, by means of which all persons participating in the meeting can hear each other at the same time, and participation by such means shall constitute presence in person at a meeting.

        SECTION 2.11 - Consent to Action. Any action which may be taken at a meeting of the Board of Directors, or at a meeting of any committee of the Board, may be taken without a meeting if a consent in writing, setting forth the action so taken shall be signed by all of the directors or all the members of the committee. Such consent shall have the same force and effect as a unanimous vote at a duly convened meeting.

        SECTION 2.12 - Compensation. The directors shall receive such reasonable compensation for their attendance at meetings of the Board and for their services as members of any committee appointed by the Board as may be prescribed by the Board of Directors, and may be reimbursed by the corporation for ordinary and reasonable expenses incurred in the performance of their duties.

        SECTION 2.13 - Manifestation of Dissent. A director of the corporation who is present at a meeting of the Board at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless such director's dissent shall be entered in the minutes of the meeting or unless such director shall file a written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered or certified mail to the Secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

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                                    ARTICLE 3

                      COMMITTEES OF THE BOARD OF DIRECTORS

        SECTION 3.1 - Committees. The Board of Directors, by resolution adopted by a majority of the full Board of Directors, may designate from among its members an executive committee or one or more other committees. Each must consist of two (2) or more persons. The committees will be governed by the same rules regarding meetings, actions without meetings, notices, waivers of notice, and quorum and voting requirements applied to the Board of Directors. To the extent provided in the resolution forming the committee, each committee will have and may exercise all the authority of the Board of Directors, except that no committee will have the authority to:

               (a) Authorize or approve a distribution except according to a general formula or method prescribed by the Board of Directors;

               (b) Approve or propose to shareholders action required to be approved by shareholders;

               (c) Fill vacancies on the Board of Directors or on any of its committees;

               (d) Amend the Articles of Incorporation of the corporation;

               (e) Adopt, amend, or repeal the Bylaws of the corporation;

               (f) Approve a plan of merger not requiring shareholder approval, or

               (g) Authorize or approve the issuance or sale or contract for sale of shares, or determine the designation and relative rights, preferences, and limitations of a class or series of shares, except as authorized by the Board of Directors within limits specifically prescribed by the Board.

The creation of, delegation of authority to, or action by such a committee of the Board will not operate to relieve the Board of Directors, or any of its members, of any responsibility imposed by law.

                                    ARTICLE 4

                             OFFICERS AND EMPLOYEES

        SECTION 4.1 - Officers. The Board of Directors may elect from its own number a Chairperson of the Board (Chairperson). It shall also elect a President, and a Secretary and/or a Treasurer, and may elect a Vice Chairperson or one or more Vice Presidents, and such


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additional officers as in the opinion of the Board the business of the corporation requires. The Board may also elect or appoint, or in its discretion delegate to the President the authority to appoint, from time to time such other or additional officers as are desirable for the conduct of the business of the corporation.

        SECTION 4.2 - Election. None of the officers, except the Chairperson and the President, need be a director. The officers shall be elected annually by the Board of Directors at the meeting of the Board following the annual meeting of shareholders, and they shall hold office at the pleasure of the Board of Directors.

        SECTION 4.3 - Removal and Vacancy. Any officer, agent, or employee of the corporation may be removed by the Board of Directors at any time with or without cause. Such removal, however, shall be without prejudice to the contract rights, if any, of the persons so removed. Election or appointment of an officer or agent or employee shall not of itself create contract rights. If any corporate office becomes vacant by reason of death, resignation, removal or otherwise, the Board of Directors or the executive officer possessing delegated authority to appoint such an officer, shall have power to fill such vacancies.
In case of the absence or disability of any officer, the Board of Directors, or the President, may delegate the powers or duties of any such officer to another officer for the time being.

        SECTION 4.4 - Compensation. The Board of Directors shall establish the types and amounts of compensation for the President and other officers.
Compensation for all other employees, or agents of the corporation shall be established by or at the direction of the President and/or the Compensation
Committee.

        SECTION 4.5 - Exercise of Rights as Stockholders. Unless otherwise ordered by the Board of Directors, the President, or the President's designee acting by written designation, shall have full power and authority on behalf of the corporation to attend and to vote at any meeting of shareholders of any corporation in which this corporation may hold stock, other than in a fiduciary capacity, and may exercise on behalf of this corporation any and all of the rights and powers incident to the ownership of such stock at any such meeting, and shall have power and authority to execute and deliver proxies and consents on behalf of this corporation in connection with the exercise by this corporation of the rights and powers incident to the ownership of such stock.
The Board of Directors, from time to time, may confer like powers upon any other person or persons.

        SECTION 4.6 - Duties of Chairperson of the Board. The Chairperson of the
Board shall preside over all stockholders and directors meetings and shall perform such other duties as may from time to time be assigned by the Board of Directors; provided, however, that the Chairperson of the Board shall not, by reason of such office, be considered an executive officer of the corporation or be assigned executive responsibilities or participate in the operational management of the corporation.


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        SECTION 4.7 - Duties of Vice Chairperson of the Board. The Vice
Chairperson of the Board will assist the Chairperson in the performance of his or her duties and will have such powers and exercise such other duties as will be delegated by the Board of the Chairperson. In the absence of the Chairperson, the Vice Chairperson will perform all of the duties and assume all of the responsibilities of the Chairperson.

        SECTION 4.8 - Duties of the President. The President shall have general management of the business of the corporation. The President shall see that all orders and resolutions of the Board of Directors and the Executive Committee are carried into effect, and shall have general supervision over the property, business, and affairs of the corporation and its several officers. The President shall have the power and shall perform the duties as are regularly and customarily performed by the chief executive officer of a corporation and may delegate such duties as appropriate to a Vice President or other officers of the corporation. The President may appoint officers, agents or employees other than those appointed by the Board of Directors, and shall perform such other duties as may be prescribed from time to time by the Board of Directors or by the Bylaws.

        SECTION 4.9 - Duties of Vice President. A Vice-President designated by the Board of Directors shall perform all the duties of the President in case of absence or disability of the President. The Vice Presidents shall have such other powers and shall perform such other duties as may be assigned to them by the President.

        SECTION 4.10 - Duties of Secretary. The Secretary shall, subject to the direction of the Chairman of the Board, keep the minutes of all meetings of the shareholders and of the Board of Directors, and to the extent ordered by the Board of Directors, or the President, the minutes of all meetings of all committees. The Secretary shall cause notice to be given of the meetings of the shareholders, of the Board of Directors, and of any committee appointed by the Board. The Secretary shall have custody of the corporate seal and general charge of the records, documents, and papers of the corporation not pertaining to the performance of the duties vested in other officers, which shall at all reasonable times be open to the examination of any director. Without limiting the generality of the foregoing, the Secretary shall have charge (directly or through such transfer agents or registrars as the Board of Directors may appoint) of the issuance, transfer, and registration of certificates for shares of the corporation and of the records pertaining thereto. Said records shall be kept in such manner as to show at any time the number of shares of the corporation issued and outstanding, the manner in which and the time when such shares were paid for, the names and addresses of the holders of record thereof, the numbers and classes of shares held by each, and the time when each became such holder of record. The Secretary shall perform such other duties as may be assigned by the President. The Treasurer or an Assistant Secretary appointed by the Board may perform any or all of the duties of the Secretary in the discretion of the Chairman of the Board.


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        SECTION 4.11 - Duties of Treasurer. Except as otherwise set forth herein, the Treasurer shall, subject to the direction of the President, have general custody of all the property, funds and securities of the corporation and have general supervision of the collection and disbursement of funds of the corporation. The Treasurer shall provide for the keeping of proper records of all transactions of the corporation. The Treasurer shall perform such other duties as may be assigned by the President.

        SECTION 4.12 - Other Officers. Such other officers as shall be appointed by the Board of Directors, or the President, acting pursuant to delegated authority of the Board, shall exercise such powers and perform such duties as pertain to their several offices, or as may be conferred upon, or assigned to, them by the President, or their designee.

        SECTION 4.13 - Clerks and Agents. The President, or any other officer of the corporation authorized by the President, may appoint such custodians, bookkeepers and other clerks, agents, and employees as the President shall deem advisable for the prompt and orderly transaction of the business of the corporation and shall define their duties, fix the salaries to be paid to them and dismiss them.

        SECTION 4.14 - Extent of Coverage. Each of the officers and employees shall, when directed by the Board of Directors, furnish a fidelity bond to the corporation in such amount and under such conditions as the Board shall direct.
The Board may direct that a blanket bond in such sum as it shall determine shall be purchased by the corporation to cover all officers and employees.

                                    ARTICLE 5

                       SHARES AND CERTIFICATES FOR SHARES

        SECTION 5.1 - Consideration. Certificates for shares of the corporation shall be issued only when fully paid for.

        SECTION 5.2 - Stock Certificates. The certificates shall be in such form as designated by the Board of Directors, shall be numbered in the order in which they shall be issued, and shall be signed by either the President, or the Vice
President, and by the Secretary or Assistant Secretary or Treasurer or Assistant
Treasurer. The signatures may be facsimiles if the certificate is countersigned by a transfer agent or registered by a registrar other than the corporation or an employee of the corporation. If a corporate seal is maintained, it or a facsimile thereof may be affixed to the certificate. Each certificate shall state upon its face that the corporation is organized under the laws of the State of Washington, the name of the person to whom it is issued, the number and class of shares which the certificate represents, and the par value of each share represented by the certificate or a statement that the shares are without par value.


                                      - 9 -


        SECTION 5.3 - Lost Certificates. No new certificate shall be issued until the former certificate for the shares represented thereby shall have been surrendered and canceled, except in the case of lost or destroyed certificates, and in that case only after the receipt of a bond or other security by the corporation, satisfactory to the Board of Directors, indemnifying the corporation and all persons against loss in consequence of the issuance of such new certificate.

        SECTION 5.4 - Transfer of Shares. Shares of the corporation may be transferred by endorsement by the signature of the owner, the owner's agent, attorney or legal representative, and the delivery of the certificate; but no transfer shall be valid except between the parties thereto, until the same shall have been entered upon the books of the corporation, so as to show the names of the parties, by and to whom transferred, the numbers and designation of the shares and the date of transfer.


        SECTION 5.5 - Holder of Record. The person registered on the books of the corporation as the owner of the issued shares shall be recognized by the corporation as the person exclusively entitled to have and to exercise the rights and privileges incident to the ownership of such shares. Notwithstanding the preceding sentence, the Board of Directors may adopt by resolution a procedure whereby a shareholder may certify in writing to the corporation that all or a portion of the shares registered in the name of such shareholder are held for the account of a specified person or persons. Upon receipt by the corporation of a certification complying with such an adopted procedure, the person specified in the certification shall be deemed, for the purpose or purposes set forth in the certification, to be the holders of record of the number of shares specified in place of the shareholder making the certification.

        SECTION 5.6 - Issuance of Shares. Any shares authorized but not issued shall be issued, sold, or otherwise transferred by this corporation only upon authorization of the Board of Directors.

        SECTION 5.7 - Subscriptions. A subscription for shares of this corporation shall be in writing and upon such terms as may be approved by the Board of Directors.

        SECTION 5.8 - Payment of Subscriptions. A subscription for shares shall be paid in accordance with the terms set forth in the subscription or related subscription agreement, if any. If the subscription or subscription agreement does not require payment on or before a stated date or at a fixed period after a stated date, then payment shall be made in such manner and at such times as may be determined by the Board of Directors and expressed by it in a written call for payment; provided that the call shall be uniform as to all shares of the same class or series and that the call shall be mailed to each subscriber at the subscriber's last post office address known to the corporation at least thirty
(30) days in advance of the date upon which payment or the first installment, if installment payments are called for, is due.

        SECTION 5.9 - Default in Payment of Subscriptions. If a payment required by a subscription, a subscription agreement, or a call of the Board of Directors is not paid when due, then the corporation may make written demand for payment upon the defaulting subscriber by personal service or by mailing a copy of the demand to the subscriber at the subscriber's last post office address known to the corporation. If the payment is not made within twenty (20) days of the serving or mailing of the demand for payment, the corporation may terminate the subscription, forfeit the subscriber's rights thereunder, retain as liquidated damages any sums previously paid on the subscription, and hold and dispose of the shares as though never subject to the subscription. In lieu of forfeiture, the corporation may proceed to collect the amount due in the same manner as any debt due the corporation.

                                    ARTICLE 6

                            MISCELLANEOUS PROVISIONS

        SECTION 6.1 - Corporate Seal. In the exercise of its discretion the Board of Directors may adopt and maintain a suitable seal for the corporation.

        SECTION 6.2 - Fiscal Year. The fiscal year of the corporation shall be the calendar year.

        SECTION 6.3 - Records and Share Register. The corporation will keep at either its principal place of business, its registered office, or another place permitted by law, as the Board of Directors may designate, (a) complete books and records of account and complete minutes or records of all of the proceedings of the Board of Directors, Director committees, and shareholders, and (b) a record of shareholders, giving the names of the shareholders in alphabetical order by class of shares and showing their respective addresses and the number and class of shares held by each.


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

                                    ARTICLE 7

                                     BYLAWS

        SECTION 7.1 - Inspection. A copy of the Bylaws, with all amendments thereto, shall at all times be kept in a convenient place at the administrative office of the corporation, and shall be open for inspection of all shareholders during normal business hours.

        SECTION 7.2 - Amendments. The Bylaws may be amended, altered or repealed, at any regular or special meeting of the Board of Directors, by a vote of the majority of the whole Board of Directors, provided that a written statement of the proposed action shall have been personally delivered or mailed to all directors at least two (2) days prior to any such meeting.


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

                             CERTIFICATE OF ADOPTION

        The undersigned, being the Secretary of Washington Banking Company, certifies that these are the Bylaws of the corporation, adopted by the Board of Directors on January 10, 1997.

        DATED this 10th day of January, 1998.


                                             /s/ ROBERT J. NELSON
                                                 -------------------------------
                                                 Robert J. Nelson


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